Exhibit 5.4

August 29, 2012

Petróleo Brasileiro S.A.―Petrobras

Avenida República do Chile, 65

20031-900 Rio de Janeiro – RJ

Brazil

Petrobras International Finance Company

4th Floor, Harbour Place

103 South Church Street, PO Box 1034GT

George Town, Grand Cayman,

Cayman Islands, BWI

Petrobras Global Finance B.V.

Weenapoint Toren A, Weena 722

3014 DA Rotterdam

The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A.—Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PifCo”), and Petrobras Global Finance B.V., a company incorporated with limited liability under the laws of The Netherlands (“PGF”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 of Petrobras, PifCo and PGF (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of Petrobras (which may be convertible at the option of the holder thereof into equity securities of Petrobras) (the “Petrobras Debt Securities”), (ii) unsecured debt securities of PifCo (the “PifCo Debt Securities”) accompanied by guaranties of Petrobras (the “Guaranties”), (iii) unsecured debt securities of PGF (the “PGF Debt Securities” and, together with the Petrobras Debt Securities and the PifCo Debt Securities, the “Debt Securities”) accompanied by Guaranties, (iv) preferred shares of Petrobras, without par value, which may be represented by American Depositary Shares (the “Preferred Shares”), (v) common shares of Petrobras, without par value, which may be represented by American Depositary Shares (the “Common Shares”), (vi) warrants to purchase Petrobras Debt Securities (the “Petrobras Debt Warrants”), (vii) warrants to purchase Preferred Shares or Common Shares (the “Petrobras Equity Warrants” and, together with the Petrobras Debt Warrants, the “Petrobras Warrants”), (viii) warrants to purchase PifCo Debt Securities (the “PifCo Debt Warrants”) accompanied by Guaranties, (ix) warrants to purchase PGF Debt Securities (the “PGF Debt Warrants”) accompanied by Guaranties, (x) securities mandatorily convertible into Preferred Shares or Common Shares (the “Mandatorily Convertible Securities” and, together with the Petrobras Debt Securities, PifCo Debt Securities, PGF Debt Securities, Guaranties, Preferred Shares, Common Shares, Petrobras Debt Warrants, Petrobras Equity Warrants, PifCo Debt Warrants and PGF Debt Warrants, the “Offered Securities”).  The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

The Petrobras Debt Securities and Mandatorily Convertible Securities are to be issued from time to time under an indenture dated as of August 29, 2012 (the “Petrobras Indenture”) between Petrobras and The Bank of New York Mellon, as trustee, attached as an exhibit to the Registration Statement.  The PifCo Debt Securities are to be issued from time to time under an indenture dated as of August 29, 2012 (the “PifCo Indenture”) between PifCo and The Bank of New York Mellon, as trustee, attached as an exhibit to the Registration Statement.  The PGF Debt Securities are to be issued from time to time under an indenture dated as of August 29, 2012 (the “PGF Indenture” and, together with the Petrobras Indenture and the PifCo Indenture, the “Indentures”) between PGF and The Bank of New York Mellon, as trustee, attached as an exhibit to the Registration Statement. The Petrobras Warrants are to be issued from time to time under one or more warrant agreements (each, a “Petrobras Warrant Agreement”) to be entered into by Petrobras and one or more institutions, as warrant agents (each, a “Petrobras Warrant Agent”), each to be identified in the applicable Petrobras Warrant Agreement. The PifCo Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “PifCo Debt Warrant Agreement”) to be entered into by PifCo and one or more institutions, as warrant agents (each, a “PifCo Warrant Agent”), each to be identified in the applicable PifCo Debt Warrant Agreement.  The PGF Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “PGF Debt Warrant Agreement” and, together with the Petrobras Debt Warrant Agreement and the PifCo Debt Warrant Agreement, the “Warrant Agreements”) to be entered into by PGF and one or more institutions, as warrant agents (each, a “PGF Warrant Agent”), each to be identified in the applicable PGF Warrant Agreement.  The PifCo Debt Securities, the PGF Debt Securities, the PifCo Debt Warrants and the PGF Debt Warrants will be accompanied by Guaranties.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)                the Registration Statement and the documents incorporated by reference therein; and

(b)               the Indentures, including the forms of the Debt Securities and the Guaranties included therein.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Debt Securities and the Guaranties will conform to the forms we have reviewed and (iii) that the Petrobras Warrants, the PifCo Debt Warrants, the PGF Debt Warrants and the Mandatorily Convertible Securities will be in substantially the form described in the Registration Statement.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.       The Petrobras Debt Securities and the Mandatorily Convertible Securities to be issued under the Petrobras Indenture, when issued and sold by Petrobras in the manner contemplated in the  Registration Statement and upon due execution and delivery of the Petrobras Debt Securities and the Mandatorily Convertible Securities in accordance with the terms of the Petrobras Indenture, will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the Petrobras Indenture.

2.       The PifCo Debt Securities to be issued under the PifCo Indenture, when issued and sold by PifCo in the manner contemplated in the Registration Statement and upon due execution and delivery of the PifCo Debt Securities in accordance with the terms of the PifCo Indenture, will be valid, binding and enforceable obligations of PifCo, entitled to the benefits of the PifCo Indenture.

3.       The PGF Debt Securities to be issued under the PGF Indenture, when issued and sold by PGF in the manner contemplated in the Registration Statement and upon due execution and delivery of the PGF Debt Securities in accordance with the terms of the PGF Indenture, will be valid, binding and enforceable obligations of PGF, entitled to the benefits of the PGF Indenture.

4.       The Petrobras Warrants to be issued under the Petrobras Warrant Agreement, when issued and sold by Petrobras in the manner contemplated in the Registration Statement and upon due execution and delivery of the Petrobras Warrants in accordance with the terms of the Petrobras Warrant Agreement, will be valid, binding and enforceable obligations of Petrobras.

5.       The PifCo Debt Warrants to be issued under the PifCo Warrant Agreement, when issued and sold by PifCo in the manner contemplated in the Registration Statement and upon due and execution and delivery of the PifCo Warrants in accordance with the terms of the PifCo Warrant Agreement, will be valid, binding and enforceable obligations of PifCo.

6.       The PGF Debt Warrants to be issued under the PGF Warrant Agreement, when issued and sold by PGF in the manner contemplated in the Registration Statement and upon due and execution and delivery of the PGF Warrants in accordance with the terms of the PGF Warrant Agreement, will be valid, binding and enforceable obligations of PGF.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

7.       The Guaranties to be issued under the PifCo Indenture and the PGF Indenture, when issued and granted by Petrobras in the manner contemplated in the Registration Statement, will be valid, binding and enforceable obligations of Petrobras, entitled to the benefits of the PifCo Indenture and the PGF Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Petrobras, PifCo or PGF, (a) we have assumed that each of Petrobras, PifCo and PGF, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras, PifCo or PGF regarding matters of the federal law of the United States of America or the law of the State of New York), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed in numbered paragraphs 1, 2 and 3 above, we have assumed that each series of Debt Securities and Mandatorily Convertible Securities will be issued with an original aggregate principal amount (or, in the case of any Debt Securities or Mandatorily Convertible Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities and Guaranties will conform to the forms thereof contained in the applicable indenture, and the terms of any Petrobras Warrants, PifCo Debt Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Petrobras, PifCo or PGF, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Petrobras, PifCo or PGF, as applicable, (iv) the Debt Securities, Petrobras Warrants, PifCo Debt Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Petrobras, PifCo or PGF, as applicable, will authorize the offering and issuance of the Debt Securities, Petrobras Warrants, PifCo Debt Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreement or Guaranty, as the case may be, and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Debt Securities, Petrobras Warrants, PifCo Debt Warrants, PGF Debt Warrants, Mandatorily Convertible Securities and, as applicable, the accompanying Guaranties, will be duly executed and delivered and, to the extent required by the applicable indenture or Warrant Agreement, duly authenticated and countersigned.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We note that (a) the enforceability in the United States of the waiver in Section 1.15 of the Indentures by each of Petrobras, PifCo and PGF of any immunities from court jurisdiction and from legal processes is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.15 of the Indentures of the United States federal courts sitting in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Debt Securities or the applicable indenture is (notwithstanding the waiver in Section 1.15 of the Indentures) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404 (a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order the conversion of the judgment into U.S. dollars.

In addition, we note that the waiver of defenses in the form of the Guaranties included in Section 2.05 of the PifCo Indenture and the PGF Indenture filed as Exhibit 4.4 and 4.5, respectively, to the Registration Statement may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in any prospectus supplements related thereto as counsel for the Petrobras, PifCo and PGF who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Francesca L. Odell
Francesca L. Odell, a Partner